UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 9, 2015

Dominion Resources, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	001-08489	54-1229715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 9, 2015, Dominion Resources, Inc. (the Company) entered into an underwriting agreement (the Underwriting Agreement) with Deutsche Bank Securities Inc., RBC Capital Markets, LLC and Scotia Capital (USA) Inc., as Representatives for the underwriters named in the Underwriting Agreement, for the sale of $500,000,000 aggregate principal amount of the Company’s 2015 Series A 1.90% Senior Notes due 2018. Such Senior Notes, which are designated the 2015 Series A 1.90% Senior Notes due 2018, are Senior Debt Securities that were registered by the Company pursuant to a registration statement on Form S-3 under Rule 415 under the Securities Act of 1933, as amended, which registration statement became effective on December 19, 2014 (File No. 333- 201149). A copy of the Underwriting Agreement, including exhibits thereto, is filed as Exhibit 1.1 to this Form 8-K.

The Company’s Senior Indenture dated June 1, 2015 (the “Senior Indenture”) and the First Supplemental Indenture to the Senior Indenture, pursuant to which the Senior Notes will be issued, are filed as Exhibits 4.1 and 4.2, respectively, to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibits

1.1	Underwriting Agreement, dated June 9, 2015, among the Company and Deutsche Bank Securities Inc., RBC Capital Markets, LLC and Scotia Capital (USA) Inc., as Representatives for the underwriters named in the Underwriting Agreement.*

4.1	Senior Indenture, dated June 1, 2015, by and between Dominion Resources, Inc. and Deutsche Bank Trust Company Americas, as Trustee. *

4.2	First Supplemental Indenture to the Senior Indenture, dated June 1, 2015, pursuant to which the 2015 Series A 1.90% Senior Notes due 2018 will be issued. The form of the 2015 Series A 1.90% Senior Notes due 2018 is included as Exhibit A to the First Supplemental Indenture.*

5.1	Opinion of McGuireWoods LLP.*

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ G. Scott Hetzer
Name:	G. Scott Hetzer
Title:	Senior Vice President and Treasurer

Date: June 15, 2015